                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Roy F. Weston, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date filed:

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
                                 [WESTON LOGO]


                  --------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1998

                  --------------------------------------------

                                                                    1 Weston Way
                                                     West Chester, PA 19380-1499
                                                                  April 10, 1998


TO ALL HOLDERS OF SHARES OF SERIES A COMMON STOCK AND
COMMON STOCK OF ROY F. WESTON, INC.

            The 1998 annual meeting of the shareholders of Roy F. Weston, Inc. will be held at the offices of the Company, 1 Weston Way, West Chester, Pennsylvania, on May 18, 1998, at 11:00 a.m. local time, to consider and take action on the following matters:

            (1) Election of 11 directors to serve for the ensuing year and until their successors shall have been duly chosen and qualified.

            (2) Such other business as may properly be brought before the meeting.

            The Board of Directors has fixed March 20, 1998 as the record date for the meeting, and only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment thereof. All shareholders are cordially invited to attend the meeting in person.

            A proxy statement is set forth on the following pages, and a proxy form is enclosed herewith.

            PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                             By Order of the Board of Directors,

                                             Arnold P. Borish
                                             Corporate Secretary

                                PROXY STATEMENT
                     FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                               GENERAL INFORMATION

            This statement is furnished to shareholders by the Board of Directors of Roy F. Weston, Inc. (the "Company") in connection with the solicitation of proxies by the Company for use at the annual meeting of shareholders to be held on May 18, 1998 and at any adjournment or postponement thereof. The Company's principal executive offices are located at 1 Weston Way, West Chester, Pennsylvania 19380-1499.

            It is anticipated that the proxy statement and the accompanying form of proxy will be first mailed to shareholders on or about April 15, 1998. The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, some officers, directors, and regular employees of the Company may solicit proxies by telephone or in person, for which they will not be separately compensated.

            The proxy may be revoked by a shareholder at any time before its exercise, by giving written notice of such revocation, or by delivering a properly executed proxy bearing a later date, to the Corporate Secretary of the Company. In addition, a shareholder who attends the meeting in person may vote by ballot at the meeting, thereby revoking any proxy previously given. The persons named in the enclosed proxy will vote as directed therein. In the absence of such direction, the persons named in the enclosed proxy will vote as stated below with respect to the election of directors. As to other items of business that may arise at the meeting, they will vote in accordance with their best judgment.

            At the close of business on March 20, 1998 (the "Record Date"), the Company had outstanding 2,089,019 Common shares and 7,791,842 Series A Common shares. Each Common share outstanding on the Record Date will entitle the holder to one vote per share, and each Series A Common share outstanding will entitle the holder to one-tenth of one vote per share, on each matter to be acted upon at the meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes entitled to be cast by all shareholders of record as of the Record Date will constitute a quorum. Shareholders do not have cumulative voting rights in the election of directors. Nominees for director must receive a plurality of the votes cast at the meeting to be elected. Neither abstentions nor broker non-votes are counted in determining the number of votes cast at the meeting.

                            1. ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

            The persons named in the enclosed proxy intend to vote for the nominees for director named below to serve for a one-year term and until their respective successors are elected and qualified. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be named by the Board of Directors.

            The following sets forth certain information with respect to the nominees for director. Except as otherwise stated, each of the nominees has been engaged in his or her principal occupation described below during the past five years, and none of the organizations or corporations in which the nominees worked was a parent, subsidiary or other affiliate of the Company. All family relationships among directors and executive officers are described below. Messrs. Carroll and Wolfe have not previously served as directors of the Company.

            RICHARD ARMITAGE, 53, PRESIDENT, ARMITAGE ASSOCIATES, L. C. (DIRECTOR SINCE 1997). Ambassador Armitage is engaged in a wide range of international business development and public policy activities. He currently provides his professional services to private sector companies to develop strategic business opportunities. Ambassador Armitage previously served the United States in numerous diplomatic roles throughout the world, with particular emphasis in the Pacific Rim, Middle East, and the New Independent States. He has also served as Assistant Secretary of Defense for International Security Affairs. He is currently a director of Selentec Corporation.

            JESSE BROWN, 54, PRESIDENT AND CHIEF EXECUTIVE OFFICER, BROWN AND ASSOCIATES. (DIRECTOR SINCE 1997). Mr. Brown formed Brown and Associates, a consulting firm, in 1997, following 25 years of professional experience in administrative and executive positions in the public sector. From 1993 to July 1997, he served in the President's Cabinet as Secretary for the Department of Veterans Affairs. In this capacity he oversaw the second largest Federal Department, with a budget of more than $39 billion and more than 240,000 employees. He currently serves as a director of Maximus, Inc.

            THOMAS E. CARROLL, 54, PRESIDENT AND CHIEF EXECUTIVE OFFICER, MEDIQ INCORPORATED. Mr. Carroll has worked in the health care industry for 32 years. In 1990 he was appointed Executive Vice President and Chief Operating Officer of MEDIQ/PRN and, in 1994, was named President of MEDIQ/PRN. In 1995, Mr. Carroll was appointed to his current position as President and Chief Executive Officer of MEDIQ Incorporated, which is engaged in the medical equipment rental business. He currently serves as a director of MEDIQ Incorporated.

            TOM HARVEY, 49, CHIEF EXECUTIVE OFFICER, GLOBAL ENVIRONMENT & TECHNOLOGY FOUNDATION. (CHAIRMAN OF THE BOARD OF DIRECTORS SINCE 1997). Mr. Harvey specializes in developing business opportunities in a broad range of U.S. and international arenas. He is the founder of the Global Environment & Technology Foundation, a non-profit corporation that promotes environmental technology development and commercialization, and sustainable development. He is also Chairman of Global Initiatives, Inc. and GlobeQuest International, Ltd., two private-sector firms engaged in the communications and international marketing businesses, respectively. Previously, Mr. Harvey held a number of senior-level positions in the U.S. Army, Department of Defense, White House, and Congressional offices.

            WAYNE F. HOSKING, JR., ESQ., 32, GOVERNMENT RELATIONS DIRECTOR, ROY
F. WESTON, INC. (DIRECTOR SINCE 1996). Mr. Hosking has been employed by the Company since 1988. Since 1990, he has held various positions in client services, marketing, and sales capacities. In his current position he manages the Company's government relations activities. Mr. Hosking is licensed to practice law in the state of Colorado. He is the son-in-law of A. Frederick Thompson, and is married to the granddaughter of Roy F. Weston and the niece of Katherine W. Swoyer.

            VICTOR E. MILLAR, 62, CHAIRMAN, THE COLUMBUS GROUP, L.L.C. (DIRECTOR SINCE 1997). Mr. Millar became Chairman of the Columbus Group, a consolidation of professional services firms, in January 1998. From 1995 to February, 1998, he served as Executive Vice-President of AT&T Corporation, and Chairman and Chief Executive Officer of its subsidiary, AT&T Solutions. From 1992 to 1995 he was President of Unisys Corporation's Worldwide Information Services group. He specializes in the management and operation of professional services firms, and played a leading role in the development of a number of major consulting organizations, including Andersen Consulting.

            KATHERINE W. SWOYER, 50, PRESIDENT OF INTERNATIONAL CORPORATE TRAVEL SERVICES, INC. (DIRECTOR SINCE 1992 AND VICE-CHAIR OF THE BOARD OF DIRECTORS SINCE 1997). Ms. Swoyer has been the owner and president of International Corporate Travel Services, Inc. ("Intercorp"), a travel agency, since 1994. She is the daughter of Roy F. Weston, the sister-in-law of A. Frederick Thompson, the mother of Thomas M. Swoyer, Jr. and the aunt of Wayne F. Hosking, Jr.

            THOMAS M. SWOYER, JR., 27, MARKET DEVELOPMENT PROFESSIONAL, ROY F. WESTON, INC. (DIRECTOR SINCE 1996). Mr. Swoyer has been employed by the Company since 1987. From 1991 to 1997, he held the position of Junior Marketing Analyst in the Strategic Marketing and Proposal Management Departments of the Company. In his present position he is responsible for one of the Company's key marketing initiatives. Mr. Swoyer is the grandchild of Roy F. Weston, the son of Katherine
W. Swoyer and the late Thomas M. Swoyer, former President of the Company from 1984 to 1989, and the nephew of A. Frederick Thompson.

            A. FREDERICK THOMPSON, PH.D., P.E., 56, PROGRAM DIRECTOR, ENVIRONMENTAL TECHNOLOGY, NATIONAL SCIENCE FOUNDATION. (DIRECTOR SINCE 1975). Dr. Thompson assumed his current position with the National Science Foundation in 1997. Previously, he served as Chairman of the Board of the Company from October 1991 to March 1996, Vice Chairman from 1989 to 1991, and Executive Vice President from 1987 to 1990. Dr. Thompson is the son-in-law of Roy F. Weston, the father-in-law of Wayne F. Hosking, Jr., the brother-in-law of Katherine W. Swoyer, and the uncle of Thomas M. Swoyer, Jr.

            ROY F. WESTON, P.E., DEE, 86, RETIRED. (DIRECTOR SINCE 1957). Mr. Weston is the founder of Roy F. Weston, Inc. He served as Chairman of the Board from March 1996 to July 1996. He was Chairman Emeritus from October 1991 to March 1996 and resumed his role in that capacity in July 1996. Mr. Weston served as Chairman of the Board and Chief Executive Officer of the Company for more than 35 years. Mr. Weston is the father of Katherine W. Swoyer, the father-in-law of A. Frederick Thompson, the grandfather of the wife of Wayne F. Hosking, Jr., and the grandfather of Thomas M. Swoyer, Jr.

            JAMES H. WOLFE, 65, CERTIFIED PUBLIC ACCOUNTANT. From 1968 through 1994, Mr. Wolfe was a partner in the accounting and consulting firm of Coopers & Lybrand L.L.P., where he was responsible for overseeing the firm's professional services to many of its largest clients and served as Regional Director of Accounting, Auditing and SEC Consulting. Since his retirement from Coopers & Lybrand L.L.P. on December 31, 1994, he has been providing accounting and financial consulting services to selected corporations and other organizations.

ORGANIZATION OF THE BOARD OF DIRECTORS

            The Company's Board of Directors held eight meetings during 1997. Each incumbent director attended at least 75% of the aggregate of all meetings of the full Board and of all committees of the Board on which he or she served, except for Ambassador Armitage.

            The Board of Directors currently has an Executive Committee and an Audit Committee. During 1997, the Board also had a Compensation Committee and a Nominating Committee, which were dissolved in September 1997, in order to streamline the Company's governance process. The functions of the Compensation and Nominating Committees were assumed by the Executive Committee.

            The Executive Committee held ten meetings during 1997, and its members are Tom Harvey (Chairman), Dominic J. Monetta, Katherine W. Swoyer and Roy F. Weston. Subject to certain limitations as prescribed by law, the Executive Committee has the powers and authority of the Board of Directors in the intervals between Board of Directors' meetings.

            The Audit Committee held four meetings during 1997, and its members are Roy F. Weston (Chairman), Magalen O. Bryant, Richard Armitage, Katherine W. Swoyer, and A. Frederick Thompson. The Audit Committee has the following functions: to recommend annually to the Board a firm of independent accountants for appointment as auditors of the Company; to review and approve the fees paid to the independent accountants; to review with the independent accountants the scope and results of each annual audit; to review recommendations made by the independent accountants, the internal audit department, and the Company's financial officers; and to review related party transactions.

            The Compensation Committee held five meetings during 1997. The Compensation Committee was responsible to review the compensation of the executive officers of the Company; to provide background information and recommendations to the Board of Directors concerning compensation, incentive, and benefit policies for the Company; and to develop and maintain a management succession program.

            The Nominating Committee held two meeting during 1997. The Nominating Committee was responsible to provide advice to the Chairman of the Board concerning the selection of directors for the Company prior to their election by the shareholders; and to consider all nominees or requests for nomination to the Board of Directors which were submitted to the committee.

COMPENSATION OF DIRECTORS

            The non-executive Chairman of the Board receives an annual retainer of $45,000 and the non-executive Vice Chair of the Board receives an annual retainer of $30,000. Each other director who is not an officer of the Company receives an annual retainer of $12,000. The non-executive Chairman of the Board and all other directors who are not officers of the Company also receive $1,500 plus travel expenses for each Board meeting they attend and for each Committee meeting they attend that is not held on the same day as a meeting of the Board. Fees payable to a director who is a non-officer employee of the Company are reduced by that director's employee salary for the days that director attends a meeting of the Board or a Board Committee. Mr. Harvey declined the retainer and meeting fees which were payable to him in his role as non-executive Chairman of the Board. The amounts which would have been payable to him were, at the direction of the Board, paid to charitable organizations selected by the Company after consultation with Mr. Harvey.

            As part of the Company's turnaround strategy, current management has engaged the ongoing services of certain new Board members and their businesses, outside of the regular course of their duties as a director, in order to benefit from the expertise possessed by those Board members and their businesses. These engagements are described below under the headings "Executive Management--Compensation Committee Interlocks and Insider Participation" and "Executive Management--Other Relationships and Related Transactions". Each such engagement has been approved by a majority of the disinterested members of the Board of Directors.

                                2. OTHER BUSINESS

            The management has no present intention of bringing any other business before the meeting, and has not been informed of any other matters that are to be presented at the meeting. If any such business is properly presented, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                             PRINCIPAL SHAREHOLDERS

            The table set forth below shows, as of March 20, 1998, certain information regarding the beneficial ownership of the Company's Common shares and Series A Common shares by each person known by the Company to beneficially own more than 5% of any class of the Company's capital stock, each of the Company's directors and director nominees, each of the executive officers of the Company named in the Summary Compensation Table appearing later in this Proxy Statement, and all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all of the shares owned by them.

                                                          NUMBER OF SERIES
                                       NUMBER OF COMMON       A COMMON      PERCENTAGE OF
              NAME AND ADDRESS (1)      SHARES (2)(19)      SHARES(2)(3)    CAPITAL STOCK
--------------------------------------------------------------------------------------------
Trustee under the
Roy F. Weston, Inc.
Retirement Savings Plan (4)                   --              1,090,134           11.0

The TCW Group, Inc. (5)                       --                760,400            7.7

Heartland Advisers, Inc. (6)                  --                725,000            7.3

Franklin Advisory Services, Inc. (7)          --                580,000            5.9

Pioneering Management Corp. (8)               --                554,000            5.6

FMR Corp. (9)                                 --                393,800            4.0

RFW Partnership Limited (10)                 438,081            --                 4.4

Trustees under 3/5/69
Deed of Trust (11)                           162,111            --                 1.6

William L. Robertson                          --                 10,100            *

Patrick G. McCann (12)                        --                 11,920            *

William G. Mecaughey (12)                     --                  9,541            *

Dennis Moran (12)                             --                  2,400            *

William J. Marrazzo (13)                      --                 22,246            *

Peter J. Marks (13)                           --                 16,298            *

Richard Armitage                              --                --                --

Jesse Brown                                   --                --                --

Magalen O. Bryant                             --                --                --

Thomas E. Carroll                             --                --                --

Tom Harvey                                    --                  2,400            *

Wayne F. Hosking, Jr. (11)(14)               103,181              9,183            1.1

Victor E. Millar                              --                 10,000            *

Dominic J. Monetta                            --                 25,000            *

Katherine W. Swoyer (10)(11)(15)             429,976                872            4.4

Thomas M. Swoyer, Jr. (11)                    89,672                420            *

A. Frederick Thompson (10)(11)(16)           396,338               3103            4.0

Roy F. Weston (10)(17)                       180,000             35,893            2.2

James H. Wolfe                                --                  --               --

All directors and
executive officers as
a group (18)                               1,799,359            118,432           19.4

                                                         PERCENTAGE OF       PERCENTAGE OF
                                         PERCENTAGE OF  SERIES A COMMON     AGGREGATE VOTING
              NAME AND ADDRESS (1)       COMMON SHARES       SHARES          POWER (3)(19)
---------------------------------------------------------------------------------------------
Trustee under the
Roy F. Weston, Inc.
Retirement Savings Plan (4)                   --               14.0               3.8

The TCW Group, Inc. (5)                       --                9.8               2.7

Heartland Advisers, Inc. (6)                  --                9.3               2.5

Franklin Advisory Services, Inc. (7)          --                7.4               2.0

Pioneering Management Corp. (8)               --                7.1               1.9

FMR Corp. (9)                                 --                5.1               1.4

RFW Partnership Limited (10)                 21.0             --                 15.3

Trustees under 3/5/69
Deed of Trust (11)                            7.8             --                  5.7

William L. Robertson                          --               *                   *

Patrick G. McCann (12)                        --               *                   *

William G. Mecaughey (12)                     --               *                   *

Dennis Moran (12)                             --               *                  --

William J. Marrazzo (13)                      --               *                   *

Peter J. Marks (13)                           --               *                   *

Richard Armitage                              --              --                  --

Jesse Brown                                   --              --                  --

Magalen O. Bryant                             --              --                  --

Thomas E. Carroll                             --              --                  --

Tom Harvey                                    --               *                   *

Wayne F. Hosking, Jr. (11)(14)                4.9              *                  3.6

Victor E. Millar                              --               *                   *

Dominic J. Monetta                            --               *                   *

Katherine W. Swoyer (10)(11)(15)             20.6              *                 15.0

Thomas M. Swoyer, Jr. (11)                    4.3              *                  3.1

A. Frederick Thompson (10)(11)(16)           19.0              *                 13.8

Roy F. Weston (10)(17)                        8.6              *                  6.4

James H. Wolfe                                --              --                  --

All directors and
executive officers as
a group (18)                                 86.1               1.5              63.1

* Less than 1%.

         (1) Except as indicated below, the business address of the beneficial owners is c/o Roy F. Weston, Inc., 1 Weston Way, West Chester, PA 19380-1499.

         (2) A beneficial owner of securities is one who, directly or indirectly, has or shares with others: (a) the power to vote or direct the voting of such securities; or (b) investment power with respect to such securities, which includes the power to dispose or direct the disposition of such securities. A person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of March 20, 1998, including, but not limited to, the right to acquire through the exercise of any option, warrant, or right or through the conversion of a security.

         (3) Aggregate voting power is calculated by multiplying the total number of Common shares and Series A Common shares outstanding by one vote and one-tenth of one vote per share, respectively.

         (4) Vanguard Fiduciary Trust Company, P.O. Box 2900, Valley Forge, PA 19482, is the trustee under the Roy F. Weston, Inc. Retirement Savings Plan ("Retirement Savings Plan"). Under the terms of the Retirement Savings Plan and the Trust Agreement between Vanguard and the Company, a Company committee has the right to direct the trustee how to vote the shares held by the trustee.

         (5) Reflects ownership as reported on Schedule 13G, dated February 4, 1998, filed with the Securities and Exchange Commission by The TCW Group, Inc., 865 South Figueroa Street, Los Angeles, CA 90017 and Robert Day, 200 Park Avenue, Suite 2200, New York, New York 10166. This Schedule 13G states that The TCW Group, Inc. and Robert Day (an individual who may be deemed to control the TCW Group) had sole voting and dispositive power over 760,400 shares.

         (6) Reflects ownership as reported on Schedule 13G/A, dated February 6, 1998, filed with the Securities and Exchange Commission by Heartland Advisers, Inc., 790 North Milwaukee Street, Milwaukee, WI 53202. This Schedule 13G/A states that Heartland Advisers, Inc. had sole voting and dispositive power over 725,000 shares, as investment adviser pursuant to the Investment Advisors Act of 1940.

         (7) Reflects ownership as reported on Schedule 13G, dated February 10, 1998, filed with the Securities and Exchange Commission by:
                 Franklin Advisory Services, Inc., One Parker Plaza, Sixteenth Floor, Fort Lee, NJ 07024; Franklin Resources, Inc., 777 Mariners Island Blvd., 6th Floor, San Mateo, California 94404, as parent holding company; and Charles B. Johnson and Rupert H. Johnson, Jr., 777 Mariners Island Blvd., 6th Floor, San Mateo, California 94404, as principal shareholders of Franklin Resources, Inc. This Schedule 13G states that Franklin Advisory Services, Inc., as investment advisor, has sole voting and dispositive power over 580,000 shares.

         (8) Reflects ownership as reported on Schedule 13G/A, dated January 30, 1998, filed with the Securities and Exchange Commission by Pioneering Management Corporation, 60 State Street, Boston, MA 02109. This Schedule 13G/A states that Pioneering Management Corporation had sole voting and dispositive power over 554,000 shares, as investment adviser pursuant to the Investment Advisors Act of 1940.

         (9) Reflects ownership as reported on Schedule 13G, dated February 14, 1998, filed with the Securities and Exchange Commission by FMR Corp., 82 Devonshire Street, Boston, MA 02109. This
                 Schedule 13G states that FMR Corp., as parent holding company, had sole dispositive power over 393,800 shares; that a wholly owned subsidiary of FMR Corp., Fidelity Management & Research Company, as investment adviser under the Investment Advisors Act of 1940 to various investment companies, is a beneficial owner of such shares; that one of those investment companies, Fidelity Low-Priced Stock Fund, is the owner of such shares; and that voting power over such shares resides with the Board of Trustees of the Fidelity Funds.

         (10) RFW Partnership Limited is a limited partnership in which RFW Enterprises, Inc., Susan W. Thompson, and Katherine W. Swoyer are general partners. Susan W. Thompson and Katherine W. Swoyer are the daughters of Roy F. Weston. Roy F. Weston is the President of RFW Enterprises, Inc., which is owned in equal one-third shares by Roy F. Weston, Susan W. Thompson and Katherine W. Swoyer. Under the partnership agreement, the shares held by the partnership are voted by direction of a majority of the general partners.

         (11) Katherine W. Swoyer and Susan W. Thompson, daughters of Roy F. Weston, share voting power, as trustees under a Deed of Trust dated March 5, 1969, over 162,111 Common shares. Thomas M. Swoyer, Jr., a beneficiary of the trust, is entitled to distribution of 13,509 Common shares from the trust on each of his 30th and 35th birthdays. Wayne F. Hosking's wife, a beneficiary of the trust, is entitled to distribution of 13,509 Common shares from the trust on her 35th birthday, as to which shares Mr. Hosking disclaims beneficial ownership. A minor daughter of Katherine W. Swoyer is one of the trust beneficiaries and is entitled to distribution of 13,509 Common shares from the trust on each of her 25th, 30th and 35th birthdays. The trustees of the trust have agreed that the trustees will vote the trust shares as may be directed by the adult beneficiaries of the trust; and that if those instructions are conflicting, they will vote the trust shares pursuant to such instructions, allocating the votes on a pro rata basis based on the adult beneficiaries' respective beneficial ownership interests in the trust. None of the shares reported in the Table as beneficially owned by the trust is included in the shares listed as beneficially owned by Wayne F. Hosking, Jr., Thomas M. Swoyer, Jr., Katherine W. Swoyer or A. Frederick Thompson.

         (12) Includes the following number of Series A Common shares which may be obtained upon the exercise of options exercisable within 60 days of March 20, 1998: Mr. McCann, 7,920 shares, Mr. Mecaughey, 3,440 shares and Mr. Moran, 2,400 shares; and all directors and executive officers as a group, 13,760 shares.

         (13) Mr. Marrazzo resigned as the Company's President and Chief Executive Officer effective May 23, 1997; as a director of the Company effective June 5, 1997; and as an employee of the Company effective July 31, 1997. Mr. Marks resigned his employment with the Company effective May 30, 1997. The shares listed for Mr. Marks include 609 shares owned by his wife.

         (14) Of the Common shares reported as beneficially owned by Mr. Hosking, 103,179 shares are owned by his wife, and 1 share is owned by his wife as custodian for their minor child. Of the Series A Common shares reported as beneficially owned by Mr. Hosking, 155 shares are owned by his wife and 4,700 shares are owned by his wife as custodian for their minor child. Mr. Hosking disclaims beneficial ownership of these Common and Series A shares.

         (15) Of the Common shares reported as beneficially owned by Ms. Swoyer, 76,163 shares are registered in Ms. Swoyer's name as custodian for her minor daughter.

         (16) Of the Common shares reported as beneficially owned by Dr. Thompson, 351,083 shares are owned by his wife, Susan W. Thompson. Dr. Thompson disclaims beneficial ownership of these shares.

         (17) Of the Common shares reported as beneficially owned by Mr. Weston, 70,000 shares are owned by his wife.

         (18) In determining the number of shares held by officers and directors as a group, shares beneficially owned by more than one officer or director have been counted only once.

         (19) All Common shares included in the Table are held subject to a Stock Pooling Agreement among the Company and certain holders of the Company's Common shares, including all Common shareholders listed in the Table. In any vote of the Company's shareholders, all Common shares held by the parties to the Stock Pooling Agreement will be voted in accordance with the expressed will of the owners of a majority of those Common shares. The parties to the Stock Pooling Agreement, most of whom are members of the family of Roy F. Weston, hold more than ninety-nine percent of the issued and outstanding Common shares, representing approximately seventy-two percent of the total voting power of all outstanding shares of the Company. The agreement was effective January 2, 1998, and is for a five year period unless terminated sooner in accordance with its provisions. The agreement places certain transfer restrictions on the Common shares held by the parties to the agreement and also provides, in certain circumstances, for the Company to exchange those Common shares for an equal number of Series A Common shares.

                              EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

            Officers are elected annually and hold office until their successors are elected and qualified. The current executive officers of the Company are:

            WILLIAM L. ROBERTSON, J.D., M.P.A., 52, PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Robertson has served as President and Chief Executive Officer of the Company since May 1997. Before joining the Company, he advised corporations and municipalities on business development opportunities in the environment and technology sectors. From 1996 to 1997, Mr. Robertson served as the Chairman and founder of a software development firm, OneSoft, Inc. From 1993 to 1995, he served as President of Global Environment & Technology Foundation, a non-profit corporation that promotes environmental technology development and commercialization, and sustainable development. Before 1993, Mr. Robertson spent over 20 years in various sectors of the U.S. Department of Defense, including the U.S. Army Corps of Engineers, representing the U.S. government on a wide variety of international and domestic issues. For the Corps, Mr. Robertson served as the Associate Chief of Engineers (Strategic Initiatives), responsible for program development and strategic direction for that agency.

           PATRICK G. MCCANN, 44, CHIEF OPERATING OFFICER. Mr. McCann joined the Company in October 1996 as Executive Vice President, Strategic Development. He became Chief Operating Officer on June 1, 1997. From 1985 to 1996, Mr. McCann was with Chemical Waste Management, an environmental services company based in Oak Brook, IL. From 1995 to 1996, he was President of Advanced Environmental Technical Services, a Chemical Waste Management affiliate. From 1993 to 1995, Mr. McCann was President of the Technical Services Division of Chemical Waste Management. From 1991 to 1993, he was a Vice President of Chemical Waste Management.

            WILLIAM G. MECAUGHEY, CPA, 42, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND TREASURER. Mr. Mecaughey joined the Company in 1991 as Vice President and Corporate Controller. He has served as Chief Financial Officer since May 1997 and became Treasurer in July 1997. Before joining the Company, he was a senior manager with Ernst & Young LLP, an international accounting firm.

SUMMARY COMPENSATION TABLE

            The following table shows, for the fiscal years ended December 31, 1997, 1996, and 1995, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company in 1997 whose cash compensation exceeded $100,000 in all capacities in which they served ("named executive officers").



                                                    ANNUAL COMPENSATION (1)
                                -----------------------------------------------------------------

           NAME AND                                                             OTHER ANNUAL
      PRINCIPAL POSITION           YEAR        SALARY         BONUS (2)         COMPENSATION
-------------------------------------------------------------------------------------------------------
William L. Robertson              1997         $146,636          $12,580            N/A
President and Chief
Executive Officer

Patrick G. McCann                 1997         $196,154          $40,940            N/A
Chief Operating Officer           1996          $37,019            6,250            N/A

William G. Mecaughey              1997         $116,191          $14,291            N/A
Chief Financial                   1996         $101,126          $10,518            N/A
Officer and Treasurer             1995          $96,914          $11,011            N/A

Dennis Moran                      1997         $130,000          $16,638            N/A
Vice-President of the Company     1996          $45,000           $5,000            N/A
and President of Weston
International Holdings, Inc.

W. J. Marrazzo                    1997         $182,107          $79,964            N/A
Former President and              1996         $252,000         $ 24,187            N/A
Chief Executive Officer           1995         $252,000         $ 28,350            N/A

P. J. Marks                       1997         $109,725          $ 5,427            N/A
Former Executive                  1996         $187,776         $ 17,917            N/A
Vice President and Chief          1995         $163,499         $ 21,583            N/A
Operating Officer
                                                   LONG-TERM COMPENSATION
                                 -----------------------------------------------------------
                                                 AWARDS                          PAYOUTS
                                 ---------------------------------------      --------------
                                     RESTRICTED          SECURITIES
           NAME AND                     STOCK            UNDERLYING               LTIP          ALL OTHER
      PRINCIPAL POSITION               AWARDS              OPTIONS               PAYOUTS        COMP. (3)
--------------------------------------------------------------------------------------------------------------
William L. Robertson                          $0             122,000                 $0          $128,719
President and Chief
Executive Officer

Patrick G. McCann                             $0              63,600                 $0                $0
Chief Operating Officer                       $0              18,000                 $0                $0

William G. Mecaughey                          $0              28,765                 $0            $5,381
Chief Financial                               $0               2,000                 $0            $3,191
Officer and Treasurer                         $0               1,600                 $0            $3,216

Dennis Moran                                  $0              29,000                 $0              $946
Vice-President of the Company                 $0               8,000                 $0                $0
and President of Weston
International Holdings, Inc.

W. J. Marrazzo                       $75,000 (4)               4,400                 $0          $114,972
Former President and                          $0               4,400                 $0            $4,500
Chief Executive Officer                       $0               4,400                 $0            $4,500

P. J. Marks                                   $0               3,600                 $0          $135,662
Former Executive                              $0               3,600                 $0            $4,500
Vice President and Chief                      $0               3,600                 $0            $4,500
Operating Officer

            (1) The Company has omitted in the Summary Compensation Table information concerning the value of perquisites and other personal benefits which, in the aggregate, do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officers.

            (2) Includes amounts under the Company's Salary-at-Risk ("SAR") program. The 1997 amount for Mr. Marrazzo includes his "stay" bonus of $50,000 described below under the heading "Agreements with Named Executive Officers".

            (3) Includes (a) for Mr. Robertson, $54,870 in fees and expenses paid to him for his services as Acting President and Chief Executive Officer under his consulting agreement with the Company and $73,849 in relocation expenses; (b) for Messrs. Mecaughey, Moran, Marrazzo and Marks, amounts contributed by the Company under the Company's Retirement Savings Plan; and
                  (c) severance payments to Messrs. Marrazzo and Marks.

            (4) Represents 1992 restricted stock award which vested in April 1997, based on closing market price on the date of vesting.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

            William L. Robertson. As of May 23, 1997, Mr. Robertson and the Company entered into a consulting agreement under which Mr. Robertson agreed to serve as the Company's Acting President and Chief Executive Officer, for a term of three months. Under this agreement he was to be paid a fee of $30,000 per month for his services, plus travel and related expenses.

            Mr. Robertson was appointed President and Chief Executive Officer of the Company on July 14, 1997, and entered into an Employment Agreement with the Company dated as of that date. Under this agreement, Mr. Robertson receives a base salary of $275,000, subject to periodic review by the Board; stock option grants described below in the Executive Committee Report on Executive Compensation under the heading "Chief Executive Officer Compensation"; certain fringe benefits; relocation expenses; an automobile allowance; and a hiring bonus of $25,000. If Mr. Robertson's employment is terminated by the Company for any reason other than for cause, death or disability, or if Mr. Robertson resigns his employment for good reason (which includes a material change in his responsibilities, duties or authority or a change in control of the Company) he will be entitled to the following severance payments: (i) if the termination or resignation occurs on or before July 13, 1998, payment in the amount of his base monthly salary for nine months; (ii) if the termination or resignation occurs after July 13, 1998 but before July 14, 1999, payment in the amount of his base monthly salary for twelve months; and (iii) if the termination or resignation occurs after July 14, 1999, payment in the amount of his base monthly salary for twenty four months. Upon such resignation or termination, Mr. Robertson will also be entitled to continuation of certain fringe benefits and to payment of amounts earned under the Company's SAR program or any applicable replacement incentive program. The Employment agreement also provides for certain restrictions on competition by Mr. Robertson for a period of two years after termination of his employment. Under the employment agreement, Mr. Robertson's employment by the Company is at will.

            In December, 1997, the Company and Mr. Robertson entered into an Elective Deferred Compensation Agreement, under which Mr. Robertson may elect to defer all or part of his compensation for a given calendar year. An election to defer compensation must be made before January 1 of the year in which a deferral is to apply. Deferred funds are to be treated as though invested in one or more investment funds and are to be distributed to Mr. Robertson in one lump sum on the earlier of a date the Company selects (i) in January 2001 or (ii) in the calendar month following termination of Mr. Robertson's employment by the Company. Mr. Robertson has elected to defer $100,000 of his 1998 salary pursuant to this agreement.

            William J. Marrazzo. Mr. Marrazzo resigned as President and Chief Executive Officer of the Company on May 23, 1997. Pursuant to a Severance Agreement, dated December 3, 1996, between the Company and Mr. Marrazzo, as amended, upon his resignation as President and Chief Executive Officer of the Company he is to be paid, for 16 months, the greater of $23,350 per month or his monthly base salary at the time of his resignation, plus certain fringe benefits and retirement benefits. The Severance Agreement also contains certain noncompetition provisions, effective for 16 months from his resignation.

            By agreement dated May 1, 1997, the Company agreed with Mr. Marrazzo that if he did not, without the Board of Directors' approval, resign as an employee of the Company before July 31, 1997, he would be paid a stay bonus of $50,000. Mr. Marrazzo remained as an employee of the Company until July 31, 1997, following which he was paid this stay bonus.

            By agreement dated May 22, 1997, the Company and Mr. Marrazzo agreed to a number of matters concerning his resignation as an officer and director of the Company, including the Company's agreement that Mr. Marrazzo would continue to participate in SAR payments for the full second and third quarters of 1997, without proration, and for purposes of calculating his SAR payment he would be given the highest possible rating for those quarters. Pursuant to this agreement, Mr. Marrazzo received $25,200 in SAR payments for the second and third quarters of 1997.

            Peter J. Marks. Mr. Marks resigned his employment with the Company effective May 30, 1997. Under a Severance Agreement dated May 22, 1997, the Company agreed to pay Mr. Marks $17,081 per month for 16 months beginning on June 1, 1997, plus certain fringe benefits and retirement benefits, and the SAR payments earned by him for the calendar quarters ended March 31 and June 30, 1997. Mr. Marks agreed to certain noncompetition restrictions during the 16-month period following his resignation.

PENSION AND RETIREMENT PLANS

            The Company has a defined benefit Retirement Income Plan (the "Retirement Plan"), which was frozen effective June 30, 1997. The Plan covers all employees of the Company and of certain subsidiaries who, as of June 30, 1997, had attained 21 years of age, completed 1 year of service, and had completed 1,000 hours of service in that year. The Retirement Plan provides a monthly retirement income benefit. For each year before June 30, 1997 that an employee was a participant, he or she accrued a benefit equal to 1.15% of his compensation for such year up to 75% of the Social Security wage base, plus 1.5% of compensation in excess of 75% of the Social Security wage base. Compensation is defined as a participant's regular earnings from base salary, overtime and incentives. All contributions to the Retirement Plan are made by the Company, and vesting occurs upon a participant's completion of 5 years of service, the attainment of age 65, or upon disability. Benefits are paid following the participant's retirement after age 60 and, in some instances, upon the death of the participant.

            The annual Retirement Plan pension benefits payable on a straight life annuity basis at normal retirement date (age 65) to Messrs. Mecaughey, Marrazzo and Marks are $8,330, $22,820 and $42,037, respectively. No other named executive officer is entitled to any benefits under this Plan.

            The Company provides supplemental retirement income through the Retirement Income Restoration Plan (the "Restoration Plan"), the accrual of new benefits under which was also frozen effective June 30, 1997. The Restoration Plan was adopted in 1995 by the Board of Directors and is a nonqualified plan for federal income tax purposes. It covers all employees eligible to participate in the Retirement Plan whose annual compensation after January 1, 1994 exceeds the OBRA '93 maximum salary limitation. The Restoration Plan provides a monthly retirement income benefit and is intended to make up the benefit cutback due to the OBRA '93 maximum salary limitation. For each year an employee is a participant, he or she will accrue a benefit equal to 1.15% of compensation for such year up to 75% of the Social Security wage base, plus 1.5% of compensation in excess of 75% of the Social Security wage base. Compensation is defined in the same manner as under the Retirement Plan, but is limited to the IRC's maximum salary limit before the OBRA '93 amendment. The benefit accrual calculated under the Restoration Plan is then reduced by the Retirement Plan pension benefit accrual.

            The other material provisions of the Restoration Plan, such as vesting and early retirement, are generally the same as the Retirement Plan. No benefits were paid pursuant to the Restoration Plan in 1997.

            The annual Restoration Plan pension benefits payable on a straight life annuity basis at normal retirement date (age 65) to Messrs. Marrazzo and Marks are $5,059 and $1,915, respectively. No other named executive officer is entitled to any benefits under this Plan.

INSURANCE AND SUPPLEMENTAL RETIREMENT BENEFITS

            The Company has purchased a last to die insurance policy on the lives of Roy F. Weston and his spouse, in the amount of $4 million. The cash premium paid by the Company for 1997 was $259,355. The cumulative cash surrender value of the policy, as of December 31, 1997, was $1,857,000. The Company is the beneficiary of the policy.

            Each of the named executive officers and certain other senior officers of the Company participate in the Company's Executive Supplemental Benefit Plan (the "Executive Plan"). Under the Executive Plan, upon the death of a participant, the Company will pay a death benefit to the participant's designated beneficiary. Upon the retirement of the participant, supplemental retirement benefits will be paid to the participant for a 15-year period. The amount of the death benefit is based on a determination previously made by the Compensation Committee. The supplemental retirement benefit is based on that determination and the participant's years of participation in the Executive Plan. The estimated annual supplemental retirement benefit under the Executive Plan, payable upon retirement at age 65, is $42,000 for Mr. Robertson, $40,000 for Mr. McCann and $34,500 for Mr. Mecaughey. Mr. Marrazzo's vested supplemental retirement benefit under the Executive Plan, payable beginning at age 65, is $25,000. Pursuant to Mr. Marks' Severance Agreement with the Company, he became entitled to receive his supplemental retirement benefit under the Executive Plan, in the amount of $16,000 per year for 15 years, commencing June 1, 1997. Mr. Marrazzo's Executive Plan also provided for an early retirement benefit, payable after 15 years of service with the Company, commencing after age 55 and before normal retirement age of 65. Pursuant to Mr. Marrazzo's Severance Agreement with the Company, upon his resignation as an employee of the Company in July 1997, he became entitled to receive this benefit in the amount of $42,000 per year, for 15 years, commencing when he reaches the age of 55.

            Officers of the Company who do not participate in the Executive Plan are eligible to participate in the Company's Supplemental Split Dollar Life Insurance Plan (the "Supplemental Plan"). The Supplemental Plan provides that upon the death of a participant, the Company will pay a $200,000 death benefit to the participant's designated beneficiary. A participant in the employ of the Company at age 65 will receive a lump sum retirement benefit based on the participant's years of participation in the Supplemental Plan. No named executive officer participates in the Supplemental Plan.

            Ms. Swoyer receives from the Company a pre-retirement death benefit, pursuant to the terms of the Executive Plan under which her late husband, Thomas
M. Swoyer, participated. Mr. Swoyer was the President of the Company at the time of his death in 1989. In 1997, the Company paid Ms. Swoyer $80,000 pursuant to this plan. The Company is obligated to make payments to Ms. Swoyer of $80,000 for each of the next 2 consecutive years, in equal monthly installments.

STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

            The following table sets forth certain information about grants of options to purchase Series A Common shares in the last fiscal year to the Chief Executive Officer and the participating executive officers listed in the Summary Compensation Table. The Company has not granted stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                           --------------------------------------------------------------------------------
                             NUMBER OF SECURITIES         PERCENT OF TOTAL
                              UNDERLYING OPTIONS           OPTIONS GRANTED       EXERCISE    EXPIRATION         GRANT DATE
           NAME                    GRANTED              TO EMPLOYEES IN 1997      PRICE         DATE         PRESENT VALUE (4)
-------------------------------------------------------------------------------------------------------------------------------
William L. Robertson                   22,000                   3.19              $2.75       7/14/07              $2.193
                                      100,000 (1)              14.51              $2.75       7/14/07              $2.193
                                                               -----
                                                               17.70

Patrick G. McCann                       3,600                   0.52              $3.75       2/18/07              $2.812
                                       60,000 (1)               8.71              $4.25       11/17/07             $3.850
                                                                ----
                                                                9.23

William G. Mecaughey                    2,000                   0.29              $3.75       2/18/07              $2.812
                                        1,765 (2)               0.26              $4.25       11/17/07             $3.850
                                       25,000 (1)               3.63              $4.25       11/17/07             $3.850
                                                                ----
                                                                4.18

Dennis Moran                            4,000                   0.58              $3.75       2/18/07              $2.812
                                       25,000 (1)               3.63              $4.25       11/17/07             $3.850
                                                                ----
                                                                4.21

William J. Marrazzo (3)                 4,400                   0.64              $3.75       2/18/07              $2.812

Peter J. Marks (3)                      3,600                   0.52              $3.75       2/18/07              $2.812

            (1) These options vest in 20% increments when the market price of Series A Common shares attains each of five prescribed thresholds and remains at or above that threshold for at least 90 consecutive days. These options also vest nine years after the date of grant, or upon a change of control of the Company, if they have not vested or terminated earlier. All other options vest in 20% annual increments beginning on the first anniversary of grant.

            (2) This option granted to Mr. Mecaughey replaced two previously granted options. The replacement option was of equal value to the replaced options, based on the Black-Scholes method of option valuation, and is more fully described below in the Executive Committee Report on Executive Compensation.

            (3) The options granted to Messrs. Marrazzo and Marks terminated upon their resignations on July 31 and May 30, 1997, respectively.

            (4) Grant date present values were calculated using the Black-Scholes method of option valuation. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The grant date present values were calculated based on grant date stock price and exercise prices being equivalent, and the following assumptions:

Grant Date Present Value                         $2.812                  $2.193                 $3.850
Term of Option                                   10 Years                10 Years               10 Years
Risk-Free Interest Rate                          6.48%                   6.78%                  6.28%
Dividend Yield                                   0                       0                      0
Stock Price Volatility                           58.80%                  67.11%                 95.90%

                  The risk-free interest rate is equal to the yield on a 30-year zero coupon bond with a maturity date corresponding to that of the option. The stock price volatility rate reflects how much the stock price varies on a daily basis, and is calculated as the variance of the rate of return on the stock as measured over the 250 days preceding the grant date.

           The following table sets forth certain information concerning the option for 1,765 Series A Common shares issued to Mr. Mecaughey in exchange for previously granted options:

                            TEN YEAR OPTION REPRICING

                                           NUMBER OF          MARKET PRICE                                      LENGTH OF ORIGINAL
                                           SECURITIES           OF STOCK         EXERCISE PRICE                     OPTION TERM
                                           UNDERLYING           AT TIME              AT TIME           NEW       REMAINING AT DATE
                                            OPTIONS           OF REPRICING        OF REPRICING      EXERCISE       OF REPRICING
              NAME         DATE       REPRICED OR AMENDED     OR AMENDMENT        OR AMENDMENT        PRICE        OR AMENDMENT
----------------------------------------------------------------------------------------------------------------------------------
William G. Mecaughey     11/16/97            4,000               $4.25               $10.50           $4.25          51 months
                         11/16/97            4,000               $4.25               $14.50           $4.25          63 months

           The following table sets forth certain information regarding the number and value, as of December 31, 1997, of unexercised options to purchase Series A Common shares held by the Chief Executive Officer and the participating executive officers listed in the Summary Compensation Table. None of the executive officers listed below exercised any stock options in the fiscal year ended December 31, 1997. The table does not include the value of unexercised options that were out-of-the-money at December 31, 1997.

     AGGREGATED OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION VALUES

                                                                         NUMBER OF SECURITIES UNDERLYING UNEXERCISED
                                                                                          OPTIONS AT
                                                                                      DECEMBER 31, 1997
                                                                        ----------------------------------------------
                                   SHARES ACQUIRED
              NAME                   ON EXERCISE      VALUE REALIZED         EXERCISABLE            UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
William L. Robertson                      0                 N/A                      0                   122,000
Patrick G. McCann                         0                 N/A                  3,600                    78,000
William G. Mecaughey                      0                 N/A                  2,000                    31,965
Dennis Moran                              0                 N/A                  1,600                    35,400
William. J. Marrazzo                      0                 N/A                      0                         0
Peter. J. Marks                           0                 N/A                      0                         0


                                    VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT
                                                 DECEMBER 31, 1997
                                   -----------------------------------------------

              NAME                      EXERCISABLE            UNEXERCISABLE
----------------------------------------------------------------------------------
William L. Robertson                            $0                 $160,125
Patrick G. McCann                             $225                   $2,025
William G. Mecaughey                            $0                     $625
Dennis Moran                                    $0                   $1,250
William. J. Marrazzo                            $0                       $0
Peter. J. Marks                                 $0                       $0

EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Executive Committee of the Board of Directors of Roy F. Weston, Inc. (the "Committee") is pleased to present its report on executive compensation. This Committee report outlines the components of the Company's Executive Officer compensation programs, including the specific relationship of corporate performance to executive compensation, and describes the Committee's basis for the Chief Executive Officer's (CEO) compensation for 1997.

Executive Officer Compensation Policy

            It is the philosophy of the Company to ensure that executive compensation is directly linked to continuous improvements in corporate performance and increases in shareholder value focusing on the following concepts:

            - A competitive total compensation package to attract and retain key executives.

            - Compensation programs integrated with the Company's annual and long-term objectives.

            - Compensation opportunities that are directly linked with the performance of the Company.

            - Executive compensation aligned with the interests of the shareholders.

Compensation Program Components

            In 1997, the cash compensation of the executive officers was composed primarily of two elements: a base salary and a salary-at-risk (SAR). The Company's SAR program is an incentive compensation program under which a portion of a participant's "full salary" is "at risk," subject to personal and corporate performance. The portion of a participant's salary that is at risk is termed the Guideline SAR and is expressed as a percentage of a participant's base salary. A participant's full salary is equal to the aggregate of the participant's base salary plus the Guideline SAR. The Committee sets full salary within the competitive range offered at comparable companies in the same industry and of similar size and complexity. In determining appropriate compensation levels, the Committee obtained and utilized compensation surveys and comparative analyses of compensation data provided by the Company's human resources staff. An executive can receive between zero and twice his/her Guideline SAR, depending on performance in relation to established corporate and personal goals. In 1997, the executive officers' Guideline SARs ranged from 35% to 50% of their base salary. SAR compensation payments are determined by a review of two factors: a corporate profitability factor and a personal performance factor. The higher an executive ranks within the organization, the more weight is given to the corporate profitability factor. The corporate profitability factor relates to corporate profits, or "contribution" earned during the year as compared to that year's minimum, target, and maximum contribution goals as set annually by the Board of Directors. The personal performance factor is a qualitative and quantitative measurement of each participant's individual quarterly performance. Thus, to the extent that the Company achieves its target corporate profitability goals, and the executive meets his/her personal performance goals, an executive officer's compensation should be commensurate with that provided to similarly situated executive officers at comparable companies. If the Company does not achieve its corporate profitability goals, an executive could generally expect to receive less than his/her full salary. However, if the Company exceeds the corporate profitability factor, an executive can generally expect to earn more than his/her full salary.

            The Company also believes that its executive officers should have the opportunity to benefit from the long-term appreciation of the Company's securities, and, accordingly, has instituted a stock-based incentive compensation plan for its executive officers and certain other officers. The determination of the option grants and other awards is made by the Company's Board. In order to further align executive officer compensation with the goal of increasing shareholder value, each of the Company's present executive officers has been granted additional options to purchase a prescribed number of the Company's Series A Common shares. All of these options are exercisable at the market price of the Series A Common shares on the date the option was granted. Certain of these options vest, in 20% increments, on the anniversary of the date of grant beginning one year after the date of grant. During 1997, the Company also strengthened the link between executive compensation and increases in shareholder value by granting certain options that contain incremental vesting provisions based principally on sustained increases in the market price of the Company's Series A Common shares. Finally, in order to provide appropriate incentives for certain officers who had received options before 1994, the Company offered the holders of such options the opportunity to exchange each such old option for a new option of equal value as determined under the Black-Scholes method of option valuation. The new options have an exercise price equal to the market value of the Company's Series A Common shares on the date the exchange offer was made. The only named executive officer who was eligible to participate in this exchange was Mr. Mecaughey, who, in November 1997, exchanged options granted in 1992 for 4,000 shares of Series A Common shares and in 1993 for 4,000 shares of Series A Common shares (with exercise prices of $10.50 and $14.50 per share, respectively), for an option for 1,765 shares of Series A Common shares with an exercise price of $4.25 per share.

Chief Executive Officer Compensation

            Mr. Robertson was appointed Acting President and Chief Executive Officer on May 23, 1997. His compensation in that capacity was set forth in a consulting agreement between Mr. Robertson and the Company, which was approved by the Company's Board of Directors. Effective July 14, 1997, Mr. Robertson was appointed President and Chief Executive Officer, and entered into an employment agreement with the Company that is described elsewhere in this Proxy Statement. His compensation was negotiated based on market factors, including comparison with Chief Executive Officer compensation at other relevant companies. His Guideline SAR was set at the same level as the company's previous Chief Executive Officer. In addition to cash compensation, and in order to align his interests with those of the shareholders, Mr. Robertson was also granted two options to purchase the Company's Series A Common shares. One of these options is for 22,000 shares and vests in 20% annual increments, beginning one year after the date of grant. The other option is for 100,000 shares, and contains incremental vesting provisions that are principally dependent on sustained increases in the market price of the Series A Common shares. Each of the options has an exercise price equal to the market price of Series A Common shares on the date the options were granted.

            During 1997, Mr. Robertson's SAR payment totaled $12,580, which was
10.3 % of the base salary paid to him during 1997. No portion of this SAR payment was made under the SAR corporate profitability factor. The remainder of Mr. Robertson's SAR payment was made under the personal performance factor, and was based on evaluation of the Company's performance measured against objective criteria established to assess the success of strategies designed to lead to long-term increases in shareholder value. The development of a new turnaround business strategy for the Company during the last half of 1997, under Mr. Robertson's leadership, is intended to lead to long-term increases in shareholder value.

            Mr. Marrazzo resigned as the Company's President and Chief Executive Officer on May 23, 1997. His cash compensation through that date included a base salary and SAR incentive payments. In 1997, Mr. Marrazzo's Guideline SAR was equal to 50% of his base salary. His actual SAR payment for the first quarter of 1997 totaled $4,764, which was 7.6% of his base salary for that quarter. This payment was based entirely on the SAR personal performance factor. Other SAR payments made to Mr. Marrazzo for the second and third quarters of 1997 were negotiated as part of his severance arrangements described earlier in this Proxy Statement under the heading "Agreements with Named Executive Officers."

            Submitted By the Members of the Executive Committee of the Board of
Directors:

            Tom Harvey, Chairman
            Dominic J. Monetta
            Katherine W. Swoyer
            Roy F. Weston

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Described below are certain transactions between the Company and persons who served on the Board's Compensation Committee and/or Executive Committee (which assumed the duties of the Compensation Committee after that committee was dissolved in September 1997).

            Tom Harvey is the sole owner and Chairman of GlobeQuest International, Ltd. ("GlobeQuest"), which provided services to Roy F. Weston before Mr. Harvey became a director of the Company, and provided services to the Company after Mr. Harvey became a director. These services included strategic review and analysis of the Company's management, operations, strategic focus, business development activities and market position. GlobeQuest was paid $75,000 by Mr. Weston for those services performed before Mr. Harvey became a director of the Company. (As set forth below, Mr. Weston was subsequently reimbursed by the Company for these payments.) GlobeQuest was paid $166,672 by the Company for those services performed after Mr. Harvey became a director. GlobeQuest's consulting agreement with the Company terminated on December 31, 1997. Mr. Harvey has advised the Company that after payment of expenses by GlobeQuest, all remaining amounts paid to GlobeQuest have been donated to charitable organizations.

            Mr. Harvey is also the Chief Executive Officer and a director of Global Environment & Technology Foundation ("GETF"), a not-for-profit corporation that promotes environmental technology development and commercialization, and sustainable development. In March 1998, the Company purchased, licensed and leased from GETF certain assets for use in the Company's Knowledge Systems and Solutions business. These assets (the "Assets") include exclusive licenses for certain environmental Web sites, ISO 14000 training materials, and related equipment and office space. The Company paid GETF $150,000 for these assets, and in future years may pay GETF additional amounts based on revenues actually collected by the Company and generated through the use of the Assets. The maximum additional amount that GETF can receive, based on such revenue generation, is $1,350,000. The consideration to GETF was determined by arm's length negotiation. The Company's principal negotiator was Thomas C. Lewis, Vice President and Manager of the Company's Knowledge Systems and Solutions Group.

            Roy F. Weston previously served as Chairman of the Board, President and Chief Executive Officer of the Company. Effective July 19, 1997, Mr. Weston and the Company entered into a Continuing Services/Retirement Agreement. Under this agreement Mr. Weston retired from active employment by the Company, but agreed to remain as Chairman Emeritus of the Company and to assist the Board and the Company's officers and employees for as long as he is able to do so. The agreement provides that until his death he will receive an annual principal retirement benefit calculated in the same manner as his salary payment was calculated under his July 29, 1996 Employment Agreement with the Company (the "Employment Agreement"), and this benefit will continue to be paid to his wife, in the event that he predeceases her. The Continuing Services/Retirement Agreement also provides that Mr. Weston will continue to receive the fringe benefits he received under the Employment Agreement. Mr. Weston's benefits will not be affected by any subsequent disability. The Continuing Services/Retirement Agreement also requires the Company's Board of Directors to use its best effort to nominate Mr. Weston and cause his election to the Board, subject to any legal requirements. If Mr. Weston is not elected to the Board, he will become an ex-officio member of the Board, subject to any legal requirements. Under the Continuing Services/Retirement Agreement, the Company will retain a right of first refusal with respect to Mr. Weston's shares of capital stock of the Company, with a 30-day exercise period, until July 29, 1998. Pursuant to the Employment Agreement and the Continuing Services/Retirement Agreement, $292,944 was paid to Mr. Weston by the Company during 1997.

            During 1997, the Company reimbursed Mr. Weston for $75,000 incurred by him for the services of GlobeQuest which are described above. The Company also paid certain legal fees, in the amount of $68,877, which were incurred by Mr. Weston, in his capacity as a director, in connection with the May 1997 election of directors and new management.

            Katherine W. Swoyer is President and sole shareholder of Intercorp, a travel services agency that has provided services to the Company since 1994. Under an agreement effective January 2, 1996, Intercorp provides such travel services in return for an annual management fee, payable in monthly installments. The arrangement has a term of three years, terminating at the end of 1998. The annual fee is $550,000, less all commissions, fees, and other payments received by Intercorp from any travel service vendor/provider in respect of Company-related travel up to a specified maximum amount determined by reference to anticipated annual travel volume. All such commissions, fees, and other payments are to be paid to the Company. In addition, in an effort to maximize potential cost savings and service enhancements, the Company and Intercorp share commissions in excess of a specified maximum amount and will share in additional savings resulting from negotiations with vendors/providers. Intercorp's profit relative to the Company's travel services is limited by the agreement to no more than 3% pre-tax of its gross revenue and any excess shall be paid to the Company. In 1997, the gross fee paid by the Company was $550,000; net payments by the Company to Intercorp, after credit for vendor/provider commissions, fees and other payments, were $280,000.

            Dominic J. Monetta (who is not a current nominee for director) is the sole owner and President of Resource Alternatives, Inc. ("RA, Inc."), a management consulting company. During 1997, RA, Inc. provided the Company with strategic analysis, principally focused on guiding the Company's federal activities. RA, Inc. has been paid $101,556 by the Company for these services.

            Wayne F. Hosking, Jr., who was a member of the Board's Compensation Committee from May 23, 1997 until the Committee's dissolution in September 1997, is employed by the Company as Government Relations Director. In 1997, Mr. Hosking received $76,083 in salary and incentive payments from the Company, not including his compensation for service as a director.

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

            Jennifer T. Hosking is the wife of Wayne F. Hosking, Jr., the daughter of A. Frederick Thompson, and the granddaughter of Roy F. Weston, directors of the Company. She is employed by the Company as a Principal Business Professional. During 1997, she was paid $45,048 in salary and $34,883 for relocation expenses by the Company.

            Victor E. Millar, who became a director of the Company on November 10, 1997, is a 20% owner and the Chairman of the Columbus Group, L.L.C., a consulting firm. Columbus Group is the successor to International Planning and Analysis Center ("IPAC"). During 1997, IPAC provided the Company with certain financial, systems, and other consulting services. The Company paid IPAC $109,291 for these services ($45,681 of which was for services performed during and after the month in which Mr. Millar became a director of the Company).

            Coventry Group, L.L.P. ("Coventry") provided extensive consulting services for the Company in connection with the management transition during 1997. These transition support services included such areas as financial and information systems, financial oversight, management reporting and corporate performance indicators, communications and business development practices, assistance in identifying sources of capital, and international operations. The Company paid Coventry $334,281 in fees and expenses for these services. In connection with Coventry's work for the Company:

            (i) A principal of Armitage Associates, L.L.C. ("AALC"), performed consulting services, as a subcontractor to Coventry, and AALC was paid $11,852 in fees and expenses by Coventry for those services. Richard Armitage, a director of the Company, is the President and a 40% owner of AALC. Of the fees and expenses paid by Coventry to AALC, $3,559 was for services performed before Ambassador Armitage became a director of the Company. (AALC and the Company have also entered into a consulting agreement under which AALC is providing strategic, operational and marketing assistance to the Company's international operations. During 1997, AALC was paid $5,442 by the Company under this agreement.)

            (ii) IPAC performed consulting services, as a subcontractor to Coventry, and was paid $138,790 in fees and expenses by Coventry for those services. (All of these services were performed before Mr. Millar became a director of the Company.)

            (iii) William L. Robertson, the Company's President and Chief
                  Executive Officer, performed consulting services, as a subcontractor to Coventry, and was paid $9,000 by Coventry for those services. (All such services were performed by Mr. Robertson before he became an officer of the Company.)

            During 1997, Mr. Robertson also performed consulting services, as a subcontractor to GlobeQuest, in connection with GlobeQuest's work with the Company described above. All such services were performed by Mr. Robertson before he became an officer of the Company. Mr. Robertson was paid $25,000 by GlobeQuest for those services.

            Thomas C. Lewis, Mr. Robertson's brother-in-law, became employed by the Company in October 1997, as Vice President and Manager, Knowledge Systems and Solutions Group. In this capacity he receives an annual salary of $145,000, and is a participant in the Company's SAR program, with a Guideline SAR of 35%. During 1997, he was paid $37,025 in cash compensation by the Company. In 1997, he received two options to purchase a total of 35,000 shares of the Company's Series A Common shares under the Company's Incentive Based Stock Option Plan. Each option is for a term of 10 years and is exercisable at the market price of the Series A shares on the date of grant. The option for 25,000 of these shares vests incrementally based principally on sustained increases in the market price of the shares of Series A Common shares. The option for the remaining 10,000 shares vests in annual 20% increments, beginning one year after the date of grant.

PERFORMANCE GRAPH

            The following performance graph compares the performance of the Company's Series A Common shares (NASDAQ symbol: WSTNA) to the Value Line Environmental Services Group Index and the Russell 2000 Index for the Company's last 5 fiscal years. The graph assumes that the value of an investment in the Company's Series A Common shares and each index was $100 at December 31, 1992 and that all dividends were reinvested. The stock price performance in the graph below is not indicative of future price performance.

                                   [GRAPHIC]

COMPARATIVE FIVE-YEAR TOTAL RETURNS

                        NAME                    1992             1993            1994            1995         1996             1997
------------------------------------------------------------------------------------------------------------------------------------
Roy F. Weston, Inc.                           100.00            53.70           42.59           37.96        25.93            30.10
Russell 2000 Index                            100.00           118.81          116.55          149.70       174.30           213.00
Value Line Environmental Services Index       100.00            82.08           92.67          123.98       161.87           215.27


                             INDEPENDENT ACCOUNTANTS

            Coopers & Lybrand L.L.P., independent accountants, served as the independent auditors of the Company for the year ended December 31, 1997, and have been selected by the Board of Directors to serve as the independent auditors of the Company for the year ending December 31, 1998. A representative of Coopers & Lybrand L.L.P. will be in attendance at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSALS

            Proposals submitted by shareholders for inclusion in the Board of Directors' Proxy Statement and proxy for the 1999 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than December 1, 1998, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires directors and certain officers of the Company and persons or entities holding beneficial ownership of more than 10% of the Company's equity securities to file under the Act reports of beneficial ownership and reports of changes in beneficial ownership. Based solely on review of the reports and amendments thereto under Section 16(a) of the Act furnished to the Company during its most recent fiscal year, all Section 16(a) reports were filed on a timely basis.

                          ANNUAL REPORT TO SHAREHOLDERS

            A copy of the Company's Annual Report for 1997, containing financial statements for the year ended December 31, 1997, is being furnished with this Proxy Statement to each shareholder of record at the close of business on March 20, 1998.

            A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING CERTAIN EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY CONTACTING WILLIAM G. MECAUGHEY, CHIEF FINANCIAL OFFICER AND TREASURER, ROY F. WESTON, INC., 1 WESTON WAY, WEST CHESTER, PENNSYLVANIA 19380-1499. COPIES OF EXHIBITS MAY BE OBTAINED FROM THE SAME ADDRESS UPON REQUEST AND PAYMENT OF A REASONABLE FEE.

                                            By Order of the Board of Directors,

                                            Arnold P. Borish
                                            Corporate Secretary

April 10, 1998

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              ROY F. WESTON, INC.
                                  COMMON STOCK

                                  MAY 18, 1998



               -PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED-
-------------------------------------------------------------------------------
         PLEASE MARK YOUR
A  /X/   VOTES AS IN THIS
         EXAMPLE.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    WHICH RECOMMENDS A VOTE FOR PROPOSAL 1.


1. ELECTION OF    FOR     WITHHELD             NOMINEES: R. Armitage
   DIRECTORS     /  /      /  /                          J. Brown
                                                         T.E. Carroll
                                                         T. Harvey
                                                         W.F. Hosking, Jr.
FOR, EXCEPT VOTES WITHHELD FROM THE FOLLOWING            V.E. Miller
NOMINEE(S):                                              K.W. Swoyer
                                                         T.M. Swoyer, Jr.
---------------------------------------------            A.F. Thompson
                                                         R.F. Weston
                                                         J.H. Wolfe

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
ENCLOSED ENVELOPE.

COMMON STOCK


SIGNATURE                                               DATE
          ---------------------------------------------      ----------------

SIGNATURE                                               DATE
          ---------------------------------------------      ----------------
                   Signature if held jointly


NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.

                              ROY F. WESTON, INC.

                                  COMMON STOCK

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 18, 1998

     The undersigned hereby appoints William G. Mecaughey and Arnold P. Borish as proxies, each with the power to appoint a substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders to be held on May 18, 1998, or any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              ROY F. WESTON, INC.
                             SERIES A COMMON STOCK

                                  MAY 18, 1998



               -PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED-
-------------------------------------------------------------------------------
A
  / x / PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    WHICH RECOMMENDS A VOTE FOR PROPOSAL 1.

                         FOR        WITHHELD         NOMINEES: R. Armitage
  1. ELECTION OF       /   /         /   /                     J. Brown
     DIRECTORS                                                 T.E. Carroll
  FOR, EXCEPT VOTES WITHHELD FROM THE                          T. Harvey
  FOLLOWING NOMINEES(S):                                       W.F. Hosking, Jr.
                                                               V.E. Miller
                                                               K.W. Swoyer
                                                               T.M. Swoyer, Jr.
                                                               A.F. Thompson
                                                               R.F. Weston
---------------------------------------                        J.H. Wolfe

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

SERIES A COMMON STOCK


SIGNATURE                                           DATE
          ----------------------------------------       ---------------------


SIGNATURE                                           DATE
          ----------------------------------------       ---------------------
                 Signature if held jointly

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.

-------------------------------------------------------------------------------

                              ROY F. WESTON, INC.

                             SERIES A COMMON STOCK

            PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 18, 1998


     The undersigned hereby appoints William G. Mecaughey and Arnold P. Borish as proxies, each with the power to appoint a substitute, and hereby authorizes them, or any of them, to represent and to vote, as designated on the reverse side, all the shares of Series A Common Stock of Roy F. Weston, Inc. held of record by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders to be held on May 18, 1998, or any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE VOTE, SIGN ON REVERSE SIDE AND RETURN PROMPTLY.